SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

WORKHORSE GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Workhorse Group Inc.

NOTICE OF SPECIAL MEETING

AND

PROXY STATEMENT

*, 2019

at 10:00 a.m. Eastern Time

100 Commerce Drive
Loveland, Ohio 45140

Workhorse Group Inc.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON *, 2019

A Special Meeting of Stockholders (the “Special Meeting”) of Workhorse Group Inc. (“Workhorse” or the “Company”) will be held at 100 Commerce Drive, Loveland, Ohio 45140, on *, 2019, at 10:00 a.m. Eastern Time, to consider the following proposals:

1.	To approve the 2019 Incentive Stock Plan (the “2019 Incentive Plan”) and to authorize 8,000,000 shares of Common Stock for issuance thereunder;

2.	To approve an amendment of the Company’s articles of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 250,000,000; and

3.	To act on such other matters as may properly come before the meeting or any adjournment thereof.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTE AT THE SPECIAL MEETING IN PERSON OR BY PROXY.

These proposals are fully set forth in the accompanying Proxy Statement which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote “FOR” Proposals 1 and 2. A list of all stockholders entitled to vote at the Special Meeting will be available at the principal office of the Company during usual business hours for examination by any stockholder for any purpose germane to the Special Meeting for 10 days prior to the date thereof. Stockholders are cordially invited to attend the Special Meeting. If you plan to attend the Special Meeting in person, please be sure to bring your proxy card and photo identification. However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed Proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented.

You may wish to provide your response electronically through the Internet by following the instructions set out on the enclosed Proxy card. If you do attend the meeting and wish to vote your shares personally, you may revoke your Proxy.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held *, 2019. In addition to the copies you have received, the Proxy Statement and our 2018 Annual Report on Form 10-K to Stockholders are available at: http://*.

By Order of the Board of Directors

/s/ Raymond Chess
Raymond Chess
Chair of the Board of Directors

WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.

Workhorse Group Inc.
100 Commerce Drive

Loveland, Ohio 45140

(513) 297-3640

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Workhorse Group Inc. (“Workhorse” or the “Company”) to be voted at the Special Meeting of Stockholders (the “Special Meeting”) which will be held at our corporate offices located at 100 Commerce Drive, Loveland, Ohio 45140 on *, 2019, at 10:00 a.m. Eastern Time, and at any postponements or adjournments thereof. The proxy materials will be furnished to stockholders on or about *, 2019.

REVOCABILITY OF PROXY AND SOLICITATION

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the Special Meeting and voting the shares of stock in person, or by delivering to the Chief Financial Officer of the Company at the principal office of the Company prior to the Special Meeting a written notice of revocation or a later-dated, properly executed proxy. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communications. No additional compensation will be paid for any such services. This solicitation of proxies is being made by the Company, which will bear all costs associated with the mailing of this Proxy Statement and the solicitation of proxies.

RECORD DATE

Stockholders of record at the close of business on *, 2019 (the “Record Date”), will be entitled to receive notice of, attend and vote at the Special Meeting.  Each share of common stock that you owned as of the Record Date entitles you to one vote on each matter to be voted at the Special Meeting.

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why am I receiving these materials?

Workhorse Group Inc. has furnished these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the Special Meeting of Stockholders to be held on *, 2019, at 10:00 a.m. local time at our corporate office located at 100 Commerce Drive, Loveland, Ohio 45140. These materials have also been made available to you on the Internet. These materials describe the proposals on which the Company would like you to vote and also give you information on these proposals so that you can make an informed decision. We are furnishing our proxy materials on or about *, 2019 to all stockholders of record entitled to vote at the Special Meeting.

What is included in these materials?

These materials include:

●	the proxy statement for this Special Meeting.

●	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

What is the proxy card?

The proxy card enables you to appoint Duane Hughes, our Chief Executive Officer, and Paul Gaitan, our Chief Financial Officer, as your representatives at the Special Meeting. By completing and returning a proxy card, you are authorizing these individuals to vote your shares at the Special Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Special Meeting.

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders will act upon the matters outlined in the Notice of Special Meeting on the cover page of this Proxy Statement, including (i) approving the 2019 Incentive Stock Plan and to authorize 8,000,000 shares of Common Stock for issuance thereunder, and (ii) to approve an amendment of the Company’s articles of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 250,000,000.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the number of shares of common stock issued and outstanding on the record date will constitute a quorum permitting the meeting to conduct its business. As of the record date, there were * shares of Workhorse common stock issued and outstanding. Thus, the presence of the holders of common stock representing at least * votes will be required to establish a quorum.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

●	view the Company’s proxy materials for the Special Meeting on the Internet;

●	request hard copies of the materials; and

●	instruct the Company to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Stockholder of Record

If on *, 2019, your shares were registered directly in your name with our transfer agent, Empire Stock Transfer, Inc., you are considered a stockholder of record with respect to those shares, and the Notice of Special Meeting and Proxy Statement was sent directly to you by the Company. As the stockholder of record, you have the right to direct the voting of your shares by returning the proxy card to us. Whether or not you plan to attend the Special Meeting, if you do not vote over the Internet, please complete, date, sign and return a proxy card to ensure that your vote is counted.

Beneficial Owner of Shares Held in Street Name

If on *, 2019, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other nominee holder, then you are considered the beneficial owner of shares held in “street name,” and the Notice of Special Meeting & Proxy statement was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. However, since you are not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you receive a valid proxy from the organization.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote by any of the following methods:

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the enclosed Proxy Card.

●	By Mail. You may vote by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided.

●	In Person. You may attend and vote at the Special Meeting. The Company will give you a ballot when you arrive. You must bring valid photo identification such as your driver’s license or passport and may be requested to provide proof of stock ownership as of the record date.

Beneficial Owners of Shares Held in Street Name.  If you are a beneficial owner of shares held in street name, you may vote by any of the following methods:

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the enclosed Proxy Card.

●	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the pre-addressed, postage-paid envelope provided.

●	In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Special Meeting, you must obtain a legal proxy from the organization that holds your shares. You must bring valid photo identification such as your driver’s license or passport.

What are abstentions and broker non-votes?

While the inspector of elections will treat shares represented by proxies that reflect abstentions or include “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum, abstentions or “broker non-votes” do not constitute a vote “for” or “against” any matter and thus will be disregarded in any calculation of “votes cast.” However, abstentions and “broker non-votes” will have the effect of a negative vote if an item requires the approval of a majority of a quorum or of a specified proportion of all issued and outstanding shares.

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received voting instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. All matters to be voted on are considered non-routine matters and, accordingly, brokers do not have discretionary voting power with respect to such matters.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

●	indicate when voting on the Internet that you wish to vote as recommended by the Board of Directors, or

●	sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters, but not on non-routine matters. Under New York Stock Exchange (“NYSE”) rules, if your shares are held by a member organization, as that term is defined under NYSE rules, responsibility for making a final determination as to whether a specific proposal constitutes a routine or non-routine matter rests with that organization, or third parties acting on its behalf.

What are the Board’s recommendations?

The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

●	for approval of the 2019 Incentive Stock Plan and to authorize 8,000,000 shares of Common Stock for issuance thereunder; and

●	for approval of an amendment of the Company’s articles of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 250,000,000.

With respect to any other matter that properly comes before the Special Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How are proxy materials delivered to households?

Only one copy of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2018 and this Proxy Statement will be delivered to an address where two or more stockholders reside with the same last name or who otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2018 and this Proxy Statement. If you share an address with at least one other stockholder, currently receive one copy of our Annual Report on Form 10-K and Proxy Statement at your residence, and would like to receive a separate copy of our Annual Report on Form 10-K and Proxy Statement for future stockholder meetings of the Company, or if you currently receive multiple copies of these documents and would prefer to receive only one copy, please specify such request and send such request to Workhorse Group Inc., 100 Commerce Drive, Loveland, Ohio 45140; Attention: Chief Financial Officer, or call (513) 297-3640.

Interest of Officers and Directors in matters to be acted upon

None of our officers or directors has any interest in any of the matters to be acted upon at the Special Meeting.

How much stock is owned by 5% stockholders, directors, and executive officers?

The following table sets forth certain information, as of March 18, 2019 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)		Common Stock Beneficially Owned	Percentage of Common stock (2)
Joseph T. Lukens	(3)	8,193,503	13.5%
Marathon Asset Management, L.P.	(4)	8,053,390	11.8%
Arosa Opportunistic Fund, LP	(5)	6,825,408	9.9%
Stephen D. Baksa	(6)	3,833,174	6.2%
Stephen S. Burns	(7)	2,859,244	4.7%
Benjamin Samuels	(8)	2,244,832	3.7%
Duane Hughes	(9)	350,533	*
Julio Rodriguez	(10)	312,271	*
Gerald Budde	(11)	167,692	*
Raymond Chess	(12)	110,000	*
Paul Gaitan	(13)	75,000	*
Harry DeMott	(14)	26,000	*
Michael Clark	(15)	10,000	*
Robert Willison		-0-	*
All officers and directors as a group (9 people)		3,296,128	5.4%

 * Less than one percent.

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Workhorse Group Inc., 100 Commerce Drive, Loveland, Ohio 45140
(2)	Applicable percentage ownership is based on 61,496,990 shares of common stock outstanding as of March 18, 2019. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of March 18, 2019 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(3)	Represents (i) 7,417,203 shares of common stock held by Mr. Lukens fund, the New Era Capital Fund; (ii) 154,871 shares of common stock held by The Joe & Kim Lukens Foundation; (iii) 25,000 shares of common stock held by the Joseph T Lukens, Jr. and Gerald Budde, Co-Trustee of the Joseph T. Lukens, Jr. Irrevocable Trust for Nathan J. Lukens U/T/A Dated 2/23/2016; (iv) 25,000 shares of common stock held by the Joseph T Lukens, Jr. and Gerald Budde, Co-Trustee of the Joseph T. Lukens, Jr. Irrevocable Trust for Roman E. Lukens U/T/A Dated 2/23/2016; and (vi) a common stock purchase warrant to acquire 571,429 shares of common stock at $5.28 per share.
(4)

Represents (i) a common stock warrant to purchase 2,994,249 shares of common stock at $1.25 per share held by Marathon Centre Street Partnership, L.P. (“Marathon Centre”); (ii) a common stock warrant to purchase 2,300,969 shares of common stock at $1.25 per share held by Marathon Structured Products Strategies Fund, LP (“Marathon Structured”); (iii) a common stock warrant to purchase 1,514,498 shares of common stock at $1.25 per share held by TRS Credit Fund, LP (“TRS”); and (iv) a common stock warrant to purchase 1,243,674 shares of common stock at $1.25 per share held by Marathon Blue Grass Credit Fund, LP (“Marathon Blue Grass”). Marathon Asset Management, L.P. is the manager of Marathon Centre, Marathon Structured, TRS and Marathon Blue Grass. The general partner of Marathon Asset Management, L.P. is Marathon Asset Management GP, L.L.C. (the “General Partner”). Bruce Richards and Louis Hanover are the managing members of the General Partner. The business address is One Bryant Park, 38th Floor, New York, New York 10036.

(5)	Represents (i) a common stock warrant to purchase 5,000,358 shares of common stock at $1.25 per share; (ii) a common stock warrant to purchase 1,143,200 shares of common stock at $1.21 per share; (iii) a common stock warrant to purchase 894,821 shares of common stock at $1.25 per share; (iv) a common stock warrant to purchase 108,768 shares of common stock at $1.25 per share and (v) 2,350,000 shares of common stock. Pursuant to the warrants, Arosa may not exercise such warrant if such exercise would result in Arosa beneficially owning in excess of 9.99% of our then issued and outstanding common stock. The shares, including the shares of common stock issuable upon exercise of the Warrants, are held by Arosa Opportunistic Fund LP, a Cayman Islands exempted limited partnership (“Arosa Opportunistic Fund”). Arosa Capital Management LP, a Delaware limited partnership (“Arosa Capital”), serves as the registered investment adviser of Arosa Opportunistic Fund, and Till Bechtolsheimer (“Mr. Bechtolsheimer”), the managing member of the general partner of Arosa Opportunistic Fund and Chief Executive Officer of Arosa Capital, may be deemed to beneficially own the shares reported herein. The business address of Arosa is 55 Hudson Yards, Suite 2800, NY, NY 10036.
(6)	Represents (i) 3,833,174 shares of common stock held directly by Mr. Baksa.
(7)	Represents (i) 812,804 shares of common stock held by Mr. Burns, (ii) 50,000 shares of common stock held by Mr. Burns’ wife, (iii) a stock option to acquire 35,000 shares of common stock at $7.21 per share, (iv) a stock option to acquire 10,000 shares of common stock at $7.21 per share , (iv) a stock option to acquire 40,000 shares of common stock at $4.99 per share, (v) a stock option to acquire 50,000 shares of common stock at $1.75 per share, (vi) a stock option to acquire 50,000 shares of common stock at $1.40 per share, (vii) a stock option to acquire 281,440 shares of common stock at $0.10 per share, (viii) a stock option to acquire 30,000 shares of common stock at $7.20 per share, (ix) a stock option to acquire 1,000,000 shares of common stock at $5.28 per share; and (x) a stock option to acquire 1,000,000 shares of common stock at $0.97 per share.
(8)	Represents (i) 765,094 shares of common stock held by Samuel 2012 Children’s Trust UAD 10/28/12 (the “Trust”), (ii) a common stock purchase warrant to acquire 428,571 shares of common stock at an exercise price of $5.28 per share held by the Trust, (iii) a common stock purchase warrant to acquire 142,857 shares of common stock at an exercise price of $5.28 per share held by the Trust, and (iv) a stock option to acquire 50,000 shares of common stock at $7.01 per share; (v) a stock option to acquire 10,000 shares of common stock at $7.21 per share; (vi) 420,964 shares of common stock held directly by Mr. Samuels; and (vii) 420,964 shares of common stock held by the Marci Rosenberg 2012 Family Trust, a trust managed by Mr. Samuels’ wife. Mr. Samuels is a trustee of the Children’s Trust.
(9)	Represents (i)a stock option to acquire 20,000 shares of common stock at $1.75 per share; (ii) a stock option to acquire 25,000 shares of common stock at $4.99 per share; (iii) a stock option to acquire 22,000 shares of common stock at $7.21 per share; (iv) a common stock option to acquire 400,000 shares of common stock at $5.28 per share; and (v) a common stock option to acquire 1,000,000 shares of common stock at $0.97 per share.
(10)	Represents (i) a stock option to acquire 73,433 shares of common stock at $0.10 per share; (ii) a stock option to acquire 300,000 shares of common stock at $5.28 per share; (iii) a stock option to acquire 15,000 shares of common stock at $1.40 per share; (iv) a common stock option to acquire 25,000 shares of common stock at $1.75 per share; (v) a stock option to acquire 25,000 shares of common stock at $4.99 per share; (vi) a stock option to acquire 22,000 shares of common stock at $7.21 per share; and (vii) 1,838 shares of common stock held by Mr. Rodriguez.

(11)	Represents (i)a stock option to acquire 50,000 shares of common stock at $7.01 per share; (ii) a stock option to acquire 10,000 shares of common stock at $7.21 per share; and (iii) 119,692 shares of common stock owned by the Gerald B. Budde Living Trust, which Mr. Budde is the trustee.
(12)

Represents (i) a stock option to acquire 70,000 shares of common stock at $0.10 per share; (ii) a stock option to acquire 10,000 shares of common stock at $1.40 per share; (iii) a stock option to acquire 10,000 shares of common stock at $1.75 per share, (iv) a stock option to acquire 10,000 shares of common stock at $4.99 per share; and (iv) a stock option to acquire 10,000 shares of common stock at $7.21 per share.

(13)	Represents a stock option to acquire 200,000 shares of common stock at $2.74 per share.
(14)	Represents (i) a stock option to acquire 50,000 shares of common stock at $8.20 per share.
(15)	Represents a stock option to acquire 50,000 shares of common stock at $1.10 per share.

COMPENSATION OF DIRECTORS

The following table sets forth compensation information for our non-employee directors for the year ended December 31, 2018.

Name	Fees Earned or Paid in Cash $	Stock Awards $	Non-equity Incentive Plan Compensation $	Change in Pension Value and Non-Qualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Raymond Chess	40,000	-	-	-	-	40,000
Benjamin Samuels	40,000	-	-	-	-	40,000
Gerald Budde	40,000	-	-	-	-	40,000
Stephen S. Burns	40,000	-	-	-	-	40,000
Harry DeMott	40,000	-	-	-	-	40,000
Michael L. Clark	6,667	24,500	-	-	-	31,167

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Oversight of Executive Compensation Program

Compensation Committee.

Our compensation committee consists of Harry DeMott, Gerald Budde and Benjamin Samuels. Our board of directors has determined that each of the members are an “independent director” as defined by the rules of The NASDAQ Stock Market, Inc. applicable to members of a compensation committee. The Compensation Committee is responsible for establishing the compensation of our senior management, including salaries, bonuses, termination arrangements, and other executive officer benefits as well as director compensation. The Compensation Committee also administers our equity incentive plans. During 2018, the Compensation Committee met one time. The Compensation Committee is governed by a written charter approved by the board of directors. A copy of the Compensation Committee’s charter is posted on the Company’s website at www.workhorse.com in the “Investors” section of the website. The Compensation Committee works with the Chairman of the Board and Chief Executive Officer and reviews and approves compensation decisions regarding senior management including compensation levels and equity incentive awards. The Compensation Committee also approves employment and compensation agreements with our key personnel and directors. The Compensation Committee has the power and authority to conduct or authorize studies, retain independent consultants, accountants or others, and obtain unrestricted access to management, our internal auditors, human resources and accounting employees and all information relevant to its responsibilities.

The responsibilities of the Compensation Committee, as stated in its charter, include the following:

●	review and approve the Company’s compensation guidelines and structure;

●	review and approve on an annual basis the corporate goals and objectives with respect to compensation for the Chief Executive Officer;

●	review and approve on an annual basis the evaluation process and compensation structure for the Company’s other officers, including salary, bonus, incentive and equity compensation; and

●	periodically review and make recommendations to the Board of Directors regarding the compensation of non-management directors.

The Compensation Committee is responsible for developing the executive compensation philosophy and reviewing and recommending to the Board of Directors for approval all compensation policies and compensation programs for the executive team.

Overview of Executive Compensation

The Company recognizes that people are our primary asset and our principal source of competitive advantage. In order to recruit, motivate and retain the most qualified individuals as senior executive officers, the Company strives to maintain an executive compensation program that is competitive in the commercial transportation industry, which is a competitive, global labor market.

The Compensation Committee’s compensation objective is designed to attract and retain the best available talent while efficiently utilizing available resources. The Compensation Committee compensates executive management primarily through base salary and equity compensation designed to be competitive with comparable companies, and to align management’s compensation with the long-term interests of shareholders. In determining executive management’s compensation, the Compensation Committee also takes into consideration the financial condition of the Company and discussions with the executive.

In order to accomplish our goals and to ensure that the Company’s executive compensation program is consistent with its direction and business strategy, the compensation program for our senior executive officers is based on the following objectives:

●	to attract, motivate, retain and reward a knowledgeable and driven management team and to encourage them to attain and exceed performance expectations within a calculated risk framework; and

●	to reward each executive based on individual and corporate performance and to incentivize such executives to drive the organization’s current growth and sustainability objectives.

The following key principles guide the Company’s overall compensation philosophy:

●	compensation is designed to align executives to the critical business issues facing the Company;

●	compensation should be fair and reasonable to shareholders and be set with reference to the local market and similar positions in comparable companies;

●	an appropriate portion of total compensation should be equity-based, aligning the interests of executives with shareholders; and

●	compensation should be transparent to the Board of Directors, executives and shareholders.

Compensation Elements and Rationale

There are two basic components to the Company’s executive compensation program: base salary and long-term incentive equity compensation. The Compensation Committee determined that it would continue evaluating and evolving the compensation program design against best market practices as the Company experiences further growth. We intend to add short-term incentive cash awards in the near future.

Base Salary

Base salary is the foundation of the compensation program and is intended to compensate competitively relative to comparable companies within our industry and the marketplace where we compete for talent. Base salary is a fixed component of the compensation program and is used as the base to determine elements of incentive compensation and benefits.

Long-Term Incentive (Equity)

The Company’s long-term incentive program provides for the granting of stock options to executive officers to both motivate executive performance and retention, as well as to align executive officer performance to shareholder value creation. In awarding long-term incentives, the Company compares the long-term incentive program to that of comparable companies within our industry and evaluates such factors as the number of options available under its Stock Incentive Plan and the number of options outstanding relative to the number of shares outstanding. The Company has historically sought to award stock options on a competitive basis based on a comparison with comparable companies.

Each long-term incentive grant is based on the level of the position held and overall market competitiveness. The Compensation Committee takes into consideration previous grants when it considers new grants of options.

The Board of Directors fixes the exercise price of stock options at the time of the grant based on the market price on Nasdaq.

During the year ended December 2017, long-term equity incentive plan awards were awarded to the executive officers in the form of stock options. There were no long-term equity incentive plan awards for the year ended December 31, 2018.

Our Board of Directors adopted the Company’s 2017 Stock Incentive Plan. On August 7, 2017 our shareholders ratified the 2017 Stock Incentive Plan.

The following table summarizes the pay mix for the executive officers and illustrates the percentage of fixed versus at-risk pay for the fiscal year ended December 31, 2018:

Name and Principal Position	Base Salary	Stock Options (LTIP)
Stephen S. Burns	100%	0%
CEO and Director

Duane Hughes	100%	0%
President and Chief Operating Officer

Paul Gaitan	100%	0%
Chief Financial Officer

Non-Cash Compensation

The Company provides standard health benefits to its executives, including medical, dental and disability insurance.

The Company’s non-cash compensation is intended to provide a similar level of benefits as those provided by comparable companies within our industry.

Review of Executive Officer Performance

On an annual basis, the Compensation Committee reviews the overall compensation package for our executive officers and evaluates executive officer performance relative to corporate goals. The Compensation Committee has the opportunity to meet with the executive officers at various times throughout the year, which assists the Compensation Committee in forming its own assessment of each individual’s performance. The executive officers are not present during voting or deliberations of the Compensation Committee relating to executive compensation.

In determining the compensation for the executive officers, the Compensation Committee considers compensation paid to executive officers of other companies within the industry, the executive’s performance in meeting goals, the complexity of the management position and the experience of the individual. During 2018, the Company’s operations were still in development and no significant portion of the executive’s pay was linked to performance goals.

Executive and Director Compensation

Director Compensation

On October 24, 2013, Raymond J. Chess was appointed as a director of the Company. Prior to joining the Board of Directors, Mr. Chess served on our advisory board pursuant to which he received a stock option to acquire 10,000 shares of common stock at an exercise price of $2.50 per share. On October 24, 2013, Mr. Chess entered into a letter agreement with the Company pursuant to which he was appointed as a director of the Company in consideration of an annual fee of $40,000. Additionally, the Company granted Mr. Chess options to purchase 50,000 shares of the Company’s common stock at $2.60 per share. The options will expire five years from the vesting period with 10,000 options vesting upon the signing of the agreement and 4,000 every six months thereafter for a total of 50,000 shares.

On December 17, 2015, Messrs. Budde and Samuels entered into letter agreements with the Company pursuant to which they were each appointed as directors of the Company in consideration of an annual fee of $40,000.  Additionally, the Company granted Messrs. Budde and Samuels options to purchase 50,000 shares of the Company’s common stock at $7.01 per share.  The options will expire five years from the vesting period with 10,000 options vesting upon the signing of the agreement and 4,000 every June 30 and December 31 thereafter for a total of 50,000 shares.

On September 14, 2016, Mr. DeMott entered into a letter agreement with the Company pursuant to which he was appointed as a director of the Company in consideration of an annual fee of $40,000. Additionally, the Company granted Mr. DeMott an option to purchase 50,000 shares of the Company’s common stock at $8.20 per share. The option will expire five (5) years from the vesting period with 10,000 options vesting upon the signing of the agreement and 4,000 every June 30 and December 31 thereafter for a total of 50,000 shares.

On July 6, 2018, the Company, as borrower, entered into a Loan Agreement with a fund managed by Arosa Capital Management LP (“Arosa”), as lender, providing for a term loan in the principal amount of $6,100,000 (the “Loan Agreement”). Pursuant to the Loan Agreement, the Company is required to appoint to the Board of Directors a person designated in writing by Arosa for a period of no less than 12 months. Mr. Clark was designated by Arosa. Except as set forth herein, there is no understanding or arrangement between Mr. Clark and any other person pursuant to which Mr. Clark was selected as a director of the Company.  Mr. Clark does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.  Since January 1, 2016, Mr. Clark has not had a direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant exceeding $120,000.  On September 28, 2018, Mr. Clark entered into letter agreements with the Company pursuant to which he was appointed as director of the Company in consideration of an annual fee of $40,000.  Additionally, the Company granted Mr. Clark options to purchase 50,000 shares of the Company’s common stock at $1.10 per share.  The options will expire five years from the vesting period with 10,000 options vesting upon the signing of the agreement and 4,000 every June 30 and December 31 thereafter for a total of 50,000 shares.

The Company’s compensation policy for the above directors was based on comparisons of other companies’ remunerations made to their Chairman and other directors and the value of their expertise to the Company.

Executive Compensation

Mr. Burns was and Messrs. Hughes and Gaitan are retained according to employment agreements with our Company, and each individuals’ compensation for serving as an executive officer of the Company is disclosed below in the “Summary Compensation Table”. The compensation committee is presently contemplating amending and/or restating the employment agreements to provide for a uniform structure and in order to appropriately update such agreements.

The Company’s compensation policy for each of the above parties is based on comparisons of other companies’ remunerations made to each of the respective positions and the value of each executive’s expertise to the Company.

Pension Benefits

None.

Non-Qualified Deferred Compensation

None.

Retirement, Resignation or Termination Plans

Each of the Company’s executive employment agreements with Messrs. Burns, Hughes and Gaitan contemplates the case of termination due to various provisions whereby the named executive officers will receive severance payments, as described below.

Compensation and Risk

We do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on us. We have taken steps to ensure our executive compensation program does not incentivize risk outside the Company’s risk appetite. Some of the key ways that we currently manage compensation risk are as follows:

●	appointed a Compensation Committee which is composed entirely of independent directors to oversee the executive compensation program;

●	the use of deferred equity compensation in the form of stock options to encourage a focus on long-term corporate performance versus short-term results; and

●	disclosure of executive compensation to stakeholders;

Consideration of Most Recent Shareholder Advisory Vote on Executive Compensation

As required by Section 14A of the Exchange Act, at our 2018 Annual Meeting of Stockholders our stockholders voted, in an advisory manner, on a proposal to approve our named executive officer compensation. This was our most recent stockholder advisory vote to approve named executive officer compensation. The proposal was approved by our stockholders, receiving approximately 91% of the vote of the stockholders present in person or represented by proxy and voting at the meeting. We considered this vote to be a ratification of our current executive compensation policies and decisions and, therefore, did not make any significant changes to our executive compensation policies and decisions based on the vote.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of our Compensation Committee during Fiscal 2018 was a current or former officer or employee of our Company or engaged in certain transactions with our Company required to be disclosed by regulations of the SEC. Additionally, during Fiscal 2018 there were no Compensation Committee “interlocks,” which generally means that no executive officer of our Company served: (a) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity which had an executive officer serving as a member of our Company’s Compensation Committee; (b) as a director of another entity which had an executive officer serving as a member of our Company’s Compensation Committee; or (c) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity which had an executive officer serving as a director of our Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing compensation discussion and analysis with Company management. Based on that review and those discussions, the Compensation Committee recommended to the Board of Directors that the compensation discussion and analysis be included in this Annual Report. This report is provided by the following independent directors, who comprise the Compensation Committee: Harry DeMott, Benjamin Samuels and Gerald Budde.

The following summary compensation table sets out details of compensation paid to (a) our principal executive officer; (b) each of our two most highly compensated executive officers who served as executive officers during the fiscal year ended December 31, 2018; and (c) up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the fiscal year ended December 31, 2018, except that no disclosure is provided for any named executive officer, other than our principal executive officer, whose total compensation did not exceed $100,000 for the fiscal year ended December 31, 2018:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation	Change in Pension Value and Non Qualified Preferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stephen S. Burns	2018	350,000			-				350,000
CEO and Director	2017	343,750			1,991,000				2,334,750
	2016	275,000			231,231				506,231

Duane Hughes	2018	275,000			-				275,000
President and Chief Executive Officer	2017	253,750			796,400				1,050,150
	2016	144,000			125,063				269,063

Paul Gaitan	2018	200,000			-				200,000
Chief Financial Officer	2017	200,000			322,200				522,200

Employment Agreements

On May 19, 2017, Stephen S. Burns and the Company entered into an Executive Retention Agreement whereby Mr. Burns was retained as Chief Executive Officer in consideration of an annual salary of $325,000. Further, the Company entered Executive Retention Agreements with Duane Hughes as President and Chief Operating Officer at an annual salary of $275,000. The Company also granted stock options exercisable at $5.28 per share to Mr. Burns and Mr. Hughes to acquire 1,000,000 and 400,000 shares of common stock of the Company, respectively, which are exercisable for a period of ten years. The Stock Options vest in 16 equal quarterly tranches. On August 9, 2017, the Company and Mr. Rodriguez entered a letter agreement amending certain terms of his Executive Retention Agreement dated May 19, 2017, pursuant to which Mr. Rodriguez agreed to serve as the Chief Information Officer at a salary of $250,000 per year with stock options exercisable at $5.28 per share to acquire 300,000 shares of common stock of the Company, which are exercisable for a period of ten years vesting over four years in instalments of 18,750 shares. On August 9, 2017, Paul Gaitan and the Company entered into an Executive Retention Agreement whereby Mr. Gaitan was retained as Chief Financial Officer in consideration of an annual salary of $200,000. The Company also granted stock options exercisable at $2.74 per share to Mr. Gaitan to acquire 200,000 shares of common stock of the Company, which are exercisable for a period of ten years. The Stock Options vest in 16 equal quarterly tranches.

For each executive, the Company has agreed to provide a bonus of 25% of their base salary upon the Company achieving 75% of annual revenue targets established by the Board of Directors and management. The cash bonus will be increased to 37.5% and 50% of the base salary in the event that 100% or 125% of the revenue target is achieved, respectively. The Company and the executives also each entered into an Indemnification Agreement. The employment of each of the executives is at will and may be terminated at any time, with or without formal cause.

Pursuant to the terms of the executive retention agreements in certain circumstances, the Company has agreed to provide specified severance and bonus amounts and to accelerate the vesting on their equity awards upon termination upon a change of control or an involuntary termination, as each term is defined in the agreements. In the event of a termination upon a change of control or an involuntary termination, the executives are entitled to receive an amount equal to 12 months of their base salary and the target bonus then in effect for the executive officer for the year in which such termination occurs, such bonus payment to be pro-rated to reflect the full number of months the executive remained in the Company’s employ. In addition, the vesting on any equity award held by the executive officer will be accelerated in full upon a change of control or an involuntary termination. In the event the executive is terminated for cause, then the vesting of all equity awards shall cease and such equity awards will be terminated. In the event the executive leaves for any reason that is not considered a good reason, then the vesting of equity award shall cease. At the election of the executive officer, the Company will also continue to provide health related employee insurance coverage for twelve months, at the Company’s expense upon termination upon a change of control or an involuntary termination.

Executive Team Changes

On January 30, 2019, Stephen S. Burns, Chief Executive Officer and a member of the Board of Directors (the “Board”) of the Company, resigned as Chief Executive Officer and as a member of the Board, effective immediately. Mr. Burns will serve the Company as a consultant pursuant to a Services Agreement between Mr. Burns and the Company dated as of February 4, 2019 (the “Services Agreement”).

On February 4, 2019, the Company announced the appointment of Duane Hughes as Chief Executive Officer and a member of the Board effective February 4, 2019. Mr. Hughes previously served as the Company’s President and Chief Operating Officer. Prior to joining the Company, Mr. Hughes served as Chief Operating Officer of Cumulus Interactive Technologies Group (“Cumulus ITG”). Prior to joining Cumulus ITG, Mr. Hughes served in senior management positions with Gannett Co., Inc., including as Vice President of Sales and Operations for Gannett Media Technologies International.

In connection with his appointment as Chief Executive Officer, the Company entered into an amended and restated retention agreement (the “Retention Agreement”) with Mr. Hughes effective February 4, 2019. Pursuant to the Retention Agreement, Mr. Hughes will receive a base salary of $350,000 per year and will be eligible to receive a target performance bonus equal to 50% of his base salary with the potential to increase to 100% or 150% of his base salary assuming pre-determined milestones are met as determined by the Board. Mr. Hughes will also receive a $25,000 signing bonus as well as a $25,000 bonus upon the Company raising $10 million in financing. The Company also granted an option to purchase 1,000,000 shares of the Company’s common stock that will vest over a three-year period. The stock option award was granted under the Company’s 2017 Incentive Stock Plan with an exercise price equal to $0.97. The shares subject to such options will vest over three years in equal quarterly installments commencing March 31, 2019.

In the event Mr. Hughes is terminated without cause or resigns for good reason (as such terms are defined in the Retention Agreement), he will be entitled to severance payments in an amount equal to his base salary plus a prorated portion of his target performance bonus. In addition, any outstanding equity awards will immediately accelerate and vest. The Company will also continue to pay the employer portion of the COBRA premium cost for up to twelve months. In the event Mr. Hughes is terminated without cause or resigns for good reason within twelve months following a change in control of the Company (as such term is defined in the Retention Agreement) he shall be entitled to severance benefits described above.

In connection with his appointment as Chief Executive Officer, on February 4, 2019, the Company entered into a letter agreement (the “Director Agreement”) with Mr. Hughes setting forth certain terms of his appointment as director of the Company. The Director Agreement provides that Mr. Hughes will receive an annual fee of $40,000 as consideration for his service as a director.  Additionally, the Company granted Mr. Hughes options to purchase 50,000 shares of the Company’s common stock at $0.97 per share. The options will expire ten years from the vesting period with 10,000 options vesting immediately and 4,000 every June 30 and December 31 thereafter.

Under the Services Agreement, Mr. Burns will provide consulting services to the Company for a term of one year and will receive a consulting fee of $27,083 per month. The Company also granted Mr. Burns an option to purchase 1,000,000 shares of the Company’s common stock which vested immediately. The stock option award was granted under the Company’s 2017 Incentive Stock Plan with an exercise price equal to $0.97.

On February 19, 2019, the Company announced the appointment of Robert Willison as Chief Operating Officer effective February 18, 2019. In connection with his appointment as Chief Operating Officer, the Company entered into a retention agreement (the “Retention Agreement”) with Mr. Willison effective February 18, 2019. Pursuant to the Retention Agreement, Mr. Willison will receive a base salary of $250,000 per year and will be eligible to receive a target performance bonus equal to 50% of his base salary with the potential to increase to 100% or 150% of his base salary assuming pre-determined milestones are met as determined by the Board. Subject to the approval by the Company’s shareholders of the Company’s 2019 Stock Incentive Plan, the Company will grant an option to purchase 400,000 shares of the Company’s common stock that will vest over a four-year period in equal quarterly installments commencing in the quarter in which the 2019 Stock Incentive Plan is approved. The stock option award will be granted under the Company’s 2019 Incentive Stock Plan with an exercise price equal to the closing price of the Company’s common stock on the date of shareholder approval of the 2019 Incentive Stock Plan.

In the event Mr. Willison is terminated without cause or resigns for good reason (as such terms are defined in the Retention Agreement), he will be entitled to severance payments in an amount equal to his base salary plus a prorated portion of his target performance bonus. In addition, any outstanding equity awards will immediately accelerate and vest. The Company will also continue to pay the employer portion of the COBRA premium cost for up to twelve months. In the event Mr. Willison is terminated without cause or resigns for good reason within twelve months following a change in control of the Company (as such term is defined in the Retention Agreement) he shall be entitled to severance benefits described above.

Grants of Plan Based Awards

There were no awards awarded to Named Executive Officers in 2018. We granted awards to the Named Executive Officers in the fiscal year ended December 31, 2017, as follows:

Name	Grant date	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	All Other Stock Awards: Number of Securities Underlying	Exercise Price of Options Awards	Grant Data Fair Value of Stock and Options Awards
Stephen S. Burns	5/22/2017		1,000,000		1,000,000		5.28	1.99
CEO and Director

Duane Hughes	5/19/2017		400,000		400,000		5.28	1.99
President and Chief Operating Officer

Julio Rodriguez	5/16/2017		300,000		300,000		5.28	1.99
Chief Information Officer

Paul Gaitan	8/6/2017		200,000		200,000		2.74	1.61
Chief Financial Officer

Option Exercises and Stock Vested

For the year ended December 31, 2018, 52,500 options were exercised for $65,250.

Outstanding Equity Awards

The following table sets forth information with respect to the outstanding equity awards of our principal executive officers and principal financial officer during 2018, and each person who served as an executive officer of the Company as of December 31, 2018:

Outstanding Equity Awards at Fiscal Year-End
Option Awards						Stock Awards
Name and Principal Position	Number of Securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity Incentive Plan awards: Number of securities underlying unexercised options (3)	Options exercise price ($)	Option Expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number if unearned shares other rights that have not vested (#)	Equity incentive awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Stephen S. Burns	437,500	562,500	0	5.28	5/17/2027	562,500	-	-	-
CEO and Director	10,000	-	0	7.21	8/15/2021	-	-	-	-
	35,000	-	0	7.21	8/15/2021	-	-	-	-
	40,000	-	0	4.99	2/1/2021	-	-	-	-
	50,000	-	0	1.75	8/11/2020	-	-	-	-
	50,000	-	0	1.40	12/18/2019	-	-	-	-
	16,667	-	0	0.10	6/30/2019	-	-	-	-
	40,000	-	0	0.10	6/30/2019	-	-	-	-
	50,000	-	0	0.10	6/30/2019	-	-	-	-
	174,773	-	0	0.10	6/30/2019	-	-	-	-
	30,000	-	0	7.20	12/5/2020	-	-	-	-

Duane Hughes	200,000	200,000	0	5.28	5/17/2027	200,000	-	-	-
President and Chief Operating Officer	22,000	-	0	7.21	8/15/2021	-	-	-	-
	25,000	-	0	4.99	2/1/2021	-	-	-	-
	20,000	-	0	1.75	8/11/2020	-	-	-	-

Julio Rodriguez	150,000	150,000	0	5.28	5/18/2021	150,000	-	-	-
Chief Information Officer	22,000	-	0	7.21	8/15/2021	-	-	-	-
	25,000	-	0	4.99	2/1/2021	-	-	-	-
	25,000	-	0	1.75	8/11/2020	-	-	-	-
	15,000	-	0	1.40	12/18/2019	-	-	-	-
	49,323	-	0	0.10	6/30/2019	-	-	-	-
	4,110	-	0	0.10	6/30/2019	-	-	-	-
	20,000	-	0	0.10	6/30/2019	-	-	-	-

Paul Gaitan	75,000	125,000	0	2.74	8/6/2027	-	-	-	-

No Pension Benefits

The Company does not maintain any plan that provides for payments or other benefits to its executive officers at, following or in connection with retirement and including, without limitation, any tax-qualified defined benefit plans or supplemental executive retirement plans.

No Deferred Compensation

The Company does not maintain any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

PROPOSAL NO. 1

APPROVAL OF THE WORKHORSE GROUP INC. 2019 INCENTIVE STOCK PLAN AND THE RESERVATION OF 8,000,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER

At the Special Meeting, the Company’s stockholders are being asked to approve the 2019 Incentive Stock Plan (the “2019 Incentive Plan”) and to authorize 8,000,000 shares of Common Stock for issuance thereunder. The following is a summary of principal features of the 2019 Incentive Plan. The summary, however, does not purport to be a complete description of all the provisions of the 2019 Incentive Plan. A copy of the 2019 Incentive Plan is attached to this Proxy Statement as Appendix A.

General

The 2019 Incentive Plan was adopted by the Board of Directors. The Board of Directors has reserved 8,000,000 shares of Common Stock for issuance under the 2019 Incentive Plan. Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986 (the “Code”) or which are not (“Non-ISOs”) intended to qualify as Incentive Stock Options thereunder. As of *, 2019, the fair market value of the shares of Common Stock reserved for issuance under the 2019 Incentive plan is *.

The 2019 Incentive Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

Purpose

The primary purpose of the 2019 Incentive Plan is to attract and retain the best available personnel for the Company in order to promote the success of the Company’s business and to facilitate the ownership of the Company’s stock by key employees, officers, directors or consultants. In the event that the 2019 Incentive Plan is not adopted the Company, the Company may have considerable difficulty in attracting and retaining qualified personnel, officers, directors and consultants.

Administration

The 2019 Incentive Plan is administered by the Board; provided, however, the Board may delegate its authority to the Compensation Committee. All questions of interpretation of the 2019 Incentive Plan are determined by the Board or the Compensation Committee, and its decisions are final and binding upon all participants.

Eligibility

Under the 2019 Incentive Plan, options may be granted to key employees, officers, directors or consultants of the Company, as provided in the 2019 Incentive Plan.

Terms of Options

The term of each Option granted under the Plan shall be contained in a stock option agreement between the Optionee and the Company and such terms shall be determined by the Board or the Compensation Committee consistent with the provisions of the Plan, including the following:

(a) PURCHASE PRICE. The purchase price of the Common Shares subject to each ISO shall not be less than the fair market value (as set forth in the 2019 Incentive Plan), or in the case of the grant of an ISO to a Principal Stockholder, not less than 110% of fair market value of such Common Shares at the time such Option is granted. The purchase price of the Common Shares subject to each Non-ISO shall be determined at the time such Option is granted, but in no case less than 100% of the fair market value of such Common Shares at the time such Option is granted.

(b) VESTING. The dates on which each Option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Board or the Compensation Committee, in its discretion, at the time such Option is granted.

(c) EXPIRATION. The expiration of each Option shall be fixed by the Board or the Compensation Committee, in its discretion, at the time such Option is granted; however, unless otherwise determined by the Board or the Compensation Committee at the time such Option is granted, an Option shall be exercisable for ten (10) years after the date on which it was granted (the “Grant Date”). Each Option shall be subject to earlier termination as expressly provided in the 2019 Incentive Plan or as determined by the Board or the Compensation Committee, in its discretion, at the time such Option is granted.

(d) TRANSFERABILITY. No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.

(e) OPTION ADJUSTMENTS. The aggregate number and class of shares as to which Options may be granted under the Plan, the number and class shares covered by each outstanding Option and the exercise price per share thereof (but not the total price), and all such Options, shall each be proportionately adjusted for any increase decrease in the number of issued Common Shares resulting from split-up spin-off or consolidation of shares or any like Capital adjustment or the payment of any stock dividend.

Except as otherwise provided in the 2019 Incentive Plan, any Option granted hereunder shall terminate in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company. However, the Optionee shall have the right immediately prior to any such transaction to exercise his Option in whole or in part notwithstanding any otherwise applicable vesting requirements.

(f) TERMINATION, MODIFICATION AND AMENDMENT. The 2019 Incentive Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, and no Option shall be granted after termination of the Plan. Subject to certain restrictions, the Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Nevada.

FEDERAL INCOME TAX ASPECTS OF THE 2019 INCENTIVE PLAN

THE FOLLOWING IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE PURCHASE OF SHARES UNDER THE 2019 INCENTIVE PLAN. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 2019 INCENTIVE PLAN AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Incentive Stock Options

The recipient of an incentive stock option generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of common stock from exercised incentive stock options are disposed of, by sale or otherwise. The amount by which the fair market value of the common stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient’s liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the shares of common stock until more than one year after the receipt of the shares and two years after the option was granted, then, upon sale or disposition of the shares, the difference between the exercise price and the market value of the shares of common stock as of the date of exercise will be treated as a capital gain, and not ordinary income. If a recipient fails to hold the shares for the minimum required time the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of the common stock on the date of exercise (or, if less, the amount realized or disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient, if any.

Nonstatutory Stock Options

The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of nonstatutory stock options when the stock options are exercised. The excess of the fair market value of the common stock purchased on such date over the exercise price of the option is taxed as ordinary income. Thereafter, the tax basis for the acquired shares is equal to the amount paid for the shares plus the amount of ordinary income recognized by the recipient. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option.

Other Awards

Recipients who receive restricted stock unit awards will generally recognize ordinary income when they receive shares upon settlement of the awards, in an amount equal to the fair market value of the shares at that time. Recipients who receive awards of restricted shares subject to a vesting requirement will generally recognize ordinary income at the time vesting occurs, in an amount equal to the fair market value of the shares at that time minus the amount, if any, paid for the shares. However, a recipient who receives restricted shares which are not vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. Recipients who receive performance shares will generally recognize ordinary income at the time of settlement, in an amount equal to the cash received, if any, and the fair market value of any shares received. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.

Restrictions on Resale

Certain officers and directors of the Company may be deemed to be “affiliates” of the Company as that term is defined under the Securities Act. The Common Stock acquired under the 2019 Incentive Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

Required Vote

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the 2019 Incentive Plan.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE WORKHORSE GROUP INC. 2019 INCENTIVE PLAN AND THE RESERVATION OF 8,000,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE SHARES OF COMMON STOCK AUTHORIZED FROM 100,000,000 TO 250,000,000

At the Special Meeting, the Company’s stockholders are being asked to approve an amendment of the Company’s articles of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 250,000,000. The following is a summary of the proposal.

Description of the Amendment

Recently, our Board of Directors approved an amendment to Article 4 of our Articles of Incorporation, subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the Articles of Incorporation from 100,000,000 to 250,000,000 shares. The proposed amendment is as follows:

Resolutions Amending Articles of Incorporation

RESOLVED, that the Corporation is hereby authorized to amend Article IV of the Corporation’s Articles of Incorporation by deleting such Article IV in full and replacing it with the following:

“ARTICLE IV

Authorized Shares:

FOURTH: The authorized capital stock of this Corporation is 325,000,000 shares of capital stock, consisting of 250,000,000 shares of common stock with full voting rights and with a par value of $0.001 per share, and 75,000,000 shares of preferred stock, with a par value of $.001 per share (the “Preferred Stock”). The Preferred Stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Corporation’s Board of Directors (the “Board”) providing for the issuance of such Preferred Stock or series thereof; and the Board is hereby vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations, or restrictions for each series, including, but not by way of limitation, the power to fix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such Preferred Stock or any series thereof into Common Stock of the Corporation and fix the voting Power, if any, of shares of Preferred Stock or any series thereof.

Pursuant to NRS 78.385 and NRS 78.390, and any successor statutory provisions, the Board of Directors is authorized to adopt n resolution to increase, decrease, add, remove or otherwise alter any current or additional classes or series of this Corporation’s capital stock by a board resolution amending these Articles, in the Board or Directors’ sole discretion for increases or decreases of any class or series of authorized stock where applicable pursuant to NRS 78.207 and any successor statutory provision, or otherwise subject to the approval of the holders of at least a majority or shares having voting rights, either in a special meeting or the next annual meeting of shareholders. Notwithstanding the foregoing, where any shares of any class or series would be materially and adversely affected by such change, shareholder approval by the holders of at least a majority of such adversely affected shares must also be obtained before filing an amendment with the Office of the Secretary of State of Nevada. The capital stock of this Corporation shall be non-assessable and shall not be subject to assessment to pay the debts of the Corporation.”

FURTHER RESOLVED, that the appropriate executive officers of the Corporation are hereby authorized and directed to (i) execute Articles of Amendment attesting to the adoption of the foregoing resolution adopting the amendment, (ii) cause such Articles of Amendment to be filed in the office of the Secretary of State for the State of Nevada, and (iii) pay any fees and take any other action necessary to effect the Articles of Amendment and the foregoing resolution.

The Company shall have the right to make any additional changes to the proposed amendment as required by the Nevada Secretary of State to complete the purpose of such filing.

If the Amendment to the Articles of Incorporation is approved by a majority of the voting capital stock, it will become effective upon its filing with the Nevada Secretary of State of the State. The Company expects to file the Amendment to the Articles of Incorporation with the Nevada Secretary of State promptly after its approval by stockholders.

Purpose of the Amendment

Since inception, we have incurred losses. To fund operations, we may need to rely on additional financings from the sale of our securities. In addition, we have rewarded employees, directors and consultants with stock option grants. We intend in the future to continue this process.

As of *, 2019, we have * shares of Common Stock issued and outstanding. In addition, we have * shares of common stock reserved for issuance under stock options and * shares of common stock reserved for issuance under Common Stock Purchase Warrants.

Except as set forth below, the Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of Common Stock that will result from the Company’s adoption of the proposed amendment. In addition to the outstanding and reserved shares described above, we may issue additional shares of Common Stock and/or securities convertible or exercisable into Common Stock, which are necessary to finance our continuing operations. If the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and holdings of current stockholders. Our current amount of authorized and unissued shares of Common Stock is not sufficient for both (i) our current and future financing needs and (ii) our commitments under outstanding options, warrants and convertible notes. Thus, we need to increase the shares of Common Stock authorized by our articles of incorporation.

Other Potential Effects of the Amendment

Upon filing the Amendment to our Articles of Incorporation, the Board may cause the issuance of additional shares of common stock without further vote of our stockholders, except as provided under applicable Nevada law or any national securities exchange on which shares of our common stock are then listed or traded. In addition, if the Board of Directors elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, voting power and holdings of current stockholders.

Required Vote

Approval of the amendment to the Articles of Incorporation to increase the shares of common stock authorized requires the receipt of the affirmative vote of a majority of the total possible votes represented by the Company’s common stock outstanding as of the record date.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 SHARES TO 250,000,000 SHARES.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Special Meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy, or their substitutes, will vote the shares represented thereby in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

Annual Reports on Form 10-K

Additional copies of Workhorse’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 may be obtained without charge by writing to the Chief Financial Officer, Workhorse Group Inc., 100 Commerce Drive, Loveland, Ohio 45140. Workhorse’s Annual Report on Form 10-K can also be found on Workhorse’s website: www.workhorse.com.

Stockholder Proposals for the 2019 Annual Meeting

Stockholder proposals intended to be presented at the Company’s 2019 annual meeting must be received by the Company no later than June 7, 2019 (pursuant to Rule 14a-8 of the Exchange Act, 120 days before the anniversary of the prior year’s mailing date) to be eligible for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2019 annual meeting. Proposals should be addressed to Workhorse Group Inc., Attn. Chief Financial Officer, 100 Commerce Drive, Loveland, Ohio 45140.

For any proposal that is not submitted for inclusion in the proxy statement for the 2019 annual meeting (as described in the preceding paragraph), but is instead sought to be presented directly at the 2019 annual meeting, the federal securities laws require stockholders to give advance notice of such proposals. The required notice must (pursuant to Rule 14a-4 of the Exchange Act) be given no less than 45 days in advance of the one year anniversary date of the date on which the Company first sent its proxy materials for the immediately preceding annual meeting. Accordingly, with respect to the Company’s 2019 annual meeting of stockholders, notice must be provided to Workhorse Group Inc., Attn. Chief Financial Officer, 100 Commerce Drive, Loveland, Ohio 45140 no later than August 21, 2019. If a stockholder fails to provide timely notice of a proposal to be presented at the 2019 annual meeting, the chair of the meeting will declare it out of order and disregard any such matter.

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by the Company. The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of the Notice, the Proxy Statement, the Proxy card and establishment of the Internet site hosting the proxy material. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

By Order of the Board of Directors,

/s/ Raymond Chess
Raymond Chess
Chair of the Board of Directors

APPENDIX A

2019 Incentive Stock Plan

WORKHORSE GROUP INC.

2019 Incentive Stock Plan

This WORKHORSE GROUP INC. 2019 Incentive Stock Plan (the “Plan”) is designed to retain directors, executives, selected employees and consultants and reward them for making major contributions to the success of the Company. These objectives are accomplished by making long-term incentive awards under the Plan thereby providing Participants with a proprietary interest in the growth and performance of the Company.

1.	Definitions.

(a)	“Board” - The Board of Directors of the Company.

(b)	“Cause” means (a) embezzlement or misappropriation of funds; (b) conviction of, or entry of a plea of nolo contendre to, a felony involving moral turpitude; (c) commission of material acts of dishonesty, fraud, or deceit; (d) breach of any material provisions of any employment agreement, confidentiality agreement or invention assignment agreement; (e) habitual or willful neglect of duties; (f) breach of fiduciary duty; or (g) material violation of any other duty whether imposed by law or the Board.

(c)	“Code” - The Internal Revenue Code of 1986, as amended from time to time.

(d)	“Committee” - The Compensation Committee of the Company’s Board, or such other committee of the Board that is designated by the Board to administer the Plan, composed of not less than two members of the Board who are disinterested persons, as contemplated by Rule 16b-3 (“Rule 16b-3”) promulgated under the Exchange Act.

(e)	“Company” - WORKHORSE GROUP INC. and its subsidiaries including subsidiaries of subsidiaries.

(f)	“Exchange Act” - The Securities Exchange Act of 1934, as amended from time to time.

(g)	“Fair Market Value” - The fair market value of the Company’s issued and outstanding Stock as determined in good faith by the Board or Committee.

(h)	“Grant” - The grant of any form of stock option, stock award, or stock purchase offer, whether granted singly, in combination or in tandem, to a Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

(i)	“Grant Agreement” - An agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

(j)	“Option” - Either an Incentive Stock Option, in accordance with Section 422 of Code, or a Nonstatutory Option, to purchase the Company’s Stock that may be awarded to a Participant under the Plan. A Participant who receives an award of an Option shall be referred to as an “Optionee.”

(k)	“Participant” - A director, officer, employee or consultant of the Company to whom an Award has been made under the Plan.

(l)	“Restricted Stock Purchase Offer” - A Grant of the right to purchase a specified number of shares of Stock pursuant to a written agreement issued under the Plan.

(m)	“Securities Act” - The Securities Act of 1933, as amended from time to time.

(n)	“Stock” - Authorized and issued or unissued shares of common stock of the Company.

(o)	“Stock Award” - A Grant made under the Plan in stock, denominated in units of stock or denominated in some other method reflecting an increase in value of stock or some other security of the Company, for which the Participant is not obligated to pay additional consideration.

2.	Administration. The Plan shall be administered by the Board, provided however, that the Board may delegate such administration to the Committee. Subject to the provisions of the Plan, the Board and/or the Committee shall have authority to (a) grant, in its discretion, Incentive Stock Options in accordance with Section 422 of the Code, or Nonstatutory Options, Stock Awards or Restricted Stock Purchase Offers; (b) determine in good faith the fair market value of the Stock covered by any Grant; (c) determine which eligible persons shall receive Grants and the number of shares, restrictions, terms and conditions (including performance terms and conditions or market criteria) to be included in such Grants; (d) construe and interpret the Plan; (e) promulgate, amend and rescind rules and regulations relating to its administration, and correct defects, omissions and inconsistencies in the Plan or any Grant; (f) consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Grant or amend the exercise date or dates thereof; (g) determine the duration and purpose of leaves of absence which may be granted to Participants without constituting termination of their employment for the purpose of the Plan or any Grant; and (h) make all other determinations necessary or advisable for the Plan’s administration. The interpretation and construction by the Board of any provisions of the Plan or selection of Participants shall be conclusive and final. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant made thereunder.

3.	Eligibility; Cancellation.

(a)	General: The persons who shall be eligible to receive Grants shall be directors, officers, employees or consultants to the Company. The term consultant shall mean any person, other than an employee, who is engaged by the Company to render services and is compensated for such services. An Optionee may hold more than one Option. Any issuance of a Grant to an officer or director of the Company subsequent to the first registration of any of the securities of the Company under the Exchange Act shall comply with the requirements of Rule 16b-3.

(b)	Incentive Stock Options: Incentive Stock Options may only be issued to employees of the Company. Incentive Stock Options may be granted to officers or directors, provided they are also employees of the Company. Payment of a director’s fee shall not be sufficient to constitute employment by the Company.

The Company shall not grant an Incentive Stock Option under the Plan to any employee if such Grant would result in such employee holding the right to exercise for the first time in any one calendar year, under all Incentive Stock Options granted under the Plan or any other plan maintained by the Company, with respect to shares of Stock having an aggregate fair market value, determined as of the date of the Option is granted, in excess of $100,000. Should it be determined that an Incentive Stock Option granted under the Plan exceeds such maximum for any reason other than a failure in good faith to value the Stock subject to such option, the excess portion of such option shall be considered a Nonstatutory Option. To the extent the employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Option as Incentive Stock Options under the Federal tax laws shall be applied on the basis of the order in which such Options are granted. If, for any reason, an entire Option does not qualify as an Incentive Stock Option by reason of exceeding such maximum, such Option shall be considered a Nonstatutory Option.

(c)	Nonstatutory Option: The provisions of the foregoing Section 3(b) shall not apply to any Option designated as a “Nonstatutory Option” or which sets forth the intention of the parties that the Option be a Nonstatutory Option.

(d)	Stock Awards and Restricted Stock Purchase Offers: The provisions of the foregoing Section 3(b) shall not apply to any Stock Award or Restricted Stock Purchase Offer under the Plan.

(e)	Cancellation and Rescission of Grants. Unless an agreement with a directors, officers, employees or consultants specifies otherwise, the Board or Committee, as applicable, may cancel any unexpired, unpaid, or deferred Grants at any time if the Optionee or Participant is not in compliance with all other applicable provisions of its agreement pertaining to the Grant and/or the Plan.

Upon exercise, payment or delivery pursuant to a Grant, the Optionee or Participant shall certify on a form acceptable to the Board that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with all of the provisions of this Section 3(e) prior to, or during the six months after, any exercise, payment or delivery pursuant to a Grant shall cause such exercise, payment or delivery to be rescinded. The Company shall notify the Optionee or Participant in writing of any such rescission within two years after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, the Optionee or Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to a Grant. Such payment shall be made either in cash or by returning to the Company the number of shares of Stock that the Optionee or Participant received in connection with the rescinded exercise, payment or delivery.

4.	Stock.

(a)	Authorized Stock: Stock subject to Grants may be either unissued or reacquired Stock.

(b)	Number of Shares: Subject to adjustment as provided in Section 5(i) of the Plan, the total number of shares of Stock which may be purchased or granted directly by Options, Stock Awards or Restricted Stock Purchase Offers, or purchased indirectly through exercise of Options granted under the Plan shall not exceed 8,000,000. If any Grant shall for any reason terminate or expire, any shares allocated thereto but remaining unpurchased upon such expiration or termination shall again be available for Grants with respect thereto under the Plan as though no Grant had previously occurred with respect to such shares. Any shares of Stock issued pursuant to a Grant and repurchased pursuant to the terms thereof shall be available for future Grants as though not previously covered by a Grant.

(c)	Reservation of Shares: The Company shall reserve and keep available at all times during the term of the Plan such number of shares as shall be sufficient to satisfy the requirements of the Plan. If, after reasonable efforts, which efforts shall not include the registration of the Plan or Grants under the Securities Act, the Company is unable to obtain authority from any applicable regulatory body, which authorization is deemed necessary by legal counsel for the Company for the lawful issuance of shares hereunder, the Company shall be relieved of any liability with respect to its failure to issue and sell the shares for which such requisite authority was so deemed necessary unless and until such authority is obtained.

(d)	Application of Funds: The proceeds received by the Company from the sale of Stock pursuant to the exercise of Options or rights under Stock Purchase Agreements will be used for general corporate purposes.

(e)	No Obligation to Exercise: The issuance of a Grant shall impose no obligation upon the Participant to exercise any rights under such Grant.

5.	Terms and Conditions of Options. Options granted hereunder shall be evidenced by agreements between the Company and the respective Optionees, in such form and substance as the Board or Committee shall from time to time approve. Option agreements need not be identical, and in each case may include such provisions as the Board or Committee may determine, but all such agreements shall be subject to and limited by the following terms and conditions:

(a)	Number of Shares: Each Option shall state the number of shares to which it pertains.

(b)	Exercise Price: Each Option shall state the exercise price, which shall be determined as follows:

(i)	Any Incentive Stock Option granted to a person who at the time the Option is granted owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company (“Ten Percent Holder”) shall have an exercise price of no less than 110% of the Fair Market Value of the Stock as of the date of grant; and

(ii)	Incentive Stock Options granted to a person who at the time the Option is granted is not a Ten Percent Holder and Nonstatutory Options shall have an exercise price of no less than 100% of the Fair Market Value of the Stock as of the date of grant.

For the purposes of this Section 5(b), Fair Market Value, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the common stock is listed on a national securities exchange, the closing price of the common stock in the principal trading market for the common stock on such date, as reported by the exchange (or on the last preceding trading date if such security was not traded on such date); (ii) if the common stock is not listed on a national securities exchange, but is traded in the over-the-counter market, the average of the bid and asked prices on such date, as reported by the OTC Bulletin Board or the OTC Markets Inc. or similar publisher of such quotations; and (iii) if the fair market value of the common stock cannot be determined pursuant to clause (i) or (ii) above or if there is no or limited trading volume or limited liquidity in the common stock as determined by the Board in its sole discretion, the Fair Market Value shall be determined by the Board, which determination shall be conclusive and binding.

(c)	Medium and Time of Payment: The exercise price shall become immediately due upon exercise of the Option and shall be paid in cash or check made payable to the Company. Should the Company’s outstanding Stock be registered under Section 12(g) of the Exchange Act at the time the Option is exercised, then the exercise price may also be paid as follows:

(i)	in shares of Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the exercise date, or

(ii)	through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions (a) to a Company designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such purchase and (b) to the Company to deliver the purchased shares directly to such brokerage firm in order to complete the sale transaction.

At the discretion of the Board, exercisable either at the time of Option grant or of Option exercise, the exercise price may also be paid (i) by Optionee’s delivery of a promissory note in form and substance satisfactory to the Company and permissible under applicable securities rules and bearing interest at a rate determined by the Board in its sole discretion, but in no event less than the minimum rate of interest required to avoid the imputation of compensation income to the Optionee under the Federal tax laws, or (ii) in such other form of consideration permitted by the State of Nevada corporations law as may be acceptable to the Board including cashless exercise.

(d)	Term and Exercise of Options: Any Option granted to an employee of the Company shall become exercisable over a period of no longer than five (5) years and no less than twenty percent (20%) of the shares covered thereby shall become exercisable annually unless the Board determines otherwise. No Option shall be exercisable, in whole or in part, prior to one (1) year from the date it is granted unless the Board shall specifically determine otherwise, as provided herein. In no event shall any Option be exercisable after the expiration of ten (10) years from the date it is granted, and no Incentive Stock Option granted to a Ten Percent Holder shall, by its terms, be exercisable after the expiration of five (5) years from the date of the Option. Unless otherwise specified by the Board or the Committee in the resolution authorizing such Option, the date of grant of an Option shall be deemed to be the date upon which the Board or the Committee authorizes the granting of such Option.

Each Option shall be exercisable to the nearest whole share, in installments or otherwise, as the respective Option agreements may provide. During the lifetime of an Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee, and no other person shall acquire any rights therein. To the extent not exercised, installments (if more than one) shall accumulate, but shall be exercisable, in whole or in part, only during the period for exercise as stated in the Option agreement, whether or not other installments are then exercisable.

(e)	Termination of Status as Employee, Consultant or Director: If Optionee’s status as an employee shall terminate for any reason other than Optionee’s disability or death, then Optionee (or if the Optionee shall die after such termination, but prior to exercise, Optionee’s personal representative or the person entitled to succeed to the Option) shall have the right to exercise the portions of any of Optionee’s Incentive Stock Options which were exercisable as of the date of such termination, in whole or in part, not less than 30 days nor more than three (3) months after such termination (or, in the event of “termination for Cause”, the Option shall automatically terminate as of the termination of employment as to all shares covered by the Option).

With respect to Nonstatutory Options granted to employees, directors or consultants, the Board may specify such period for exercise, not less than 30 days (except that in the case of “termination for Cause” or removal of a director, the Option shall automatically terminate as of the termination of employment or services as to shares covered by the Option, following termination of employment or services as the Board deems reasonable and appropriate. The Option may be exercised only with respect to installments that the Optionee could have exercised at the date of termination of employment or services. Nothing contained herein or in any Option granted pursuant hereto shall be construed to affect or restrict in any way the right of the Company to terminate the employment or services of an Optionee with or without cause.

In the event the terms contained in this Section 5(e) conflict with that of an employment agreement entered between the Company and an Optionee, then the terms of the employment agreement shall govern.

(f)	Disability of Optionee: If an Optionee is disabled (within the meaning of Section 22(e)(3) of the Code) at the time of termination, the three (3) month period set forth in Section 5(e) shall be a period, as determined by the Board and set forth in the Option, of not less than six months nor more than one year after such termination.

(g)	Death of Optionee: If an Optionee dies while employed by, engaged as a consultant to, or serving as a Director of the Company, the portion of such Optionee’s Option which was exercisable at the date of death may be exercised, in whole or in part, by the estate of the decedent or by a person succeeding to the right to exercise such Option at any time within (i) a period, as determined by the Board and set forth in the Option, of not less than six (6) months nor more than one (1) year after Optionee’s death, which period shall not be more, in the case of a Nonstatutory Option, than the period for exercise following termination of employment or services, or (ii) during the remaining term of the Option, whichever is the lesser. The Option may be so exercised only with respect to installments exercisable at the time of Optionee’s death and not previously exercised by the Optionee.

(h)	Nontransferability of Option: No Option shall be transferable by the Optionee, except by will or by the laws of descent and distribution.

(i)	Recapitalization: Subject to any required action of shareholders, the number of shares of Stock covered by each outstanding Option, and the exercise price per share thereof set forth in each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Company resulting from a stock split, stock dividend, combination, subdivision or reclassification of shares, or the payment of a stock dividend, or any other increase or decrease in the number of such shares affected without receipt of consideration by the Company; provided, however, the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration ” by the Company.

In the event of a proposed dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving entity, or a sale of all or substantially all of the assets or capital stock of the Company (collectively, a “Reorganization”), unless otherwise provided by the Board, this Option shall terminate immediately prior to such date as is determined by the Board, which date shall be no later than the consummation of such Reorganization. In such event, if the entity which shall be the surviving entity does not tender to Optionee an offer, for which it has no obligation to do so, to substitute for any unexercised Option a stock option or capital stock of such surviving of such surviving entity, as applicable, which on an equitable basis shall provide the Optionee with substantially the same economic benefit as such unexercised Option, then the Board may grant to such Optionee, in its sole and absolute discretion and without obligation, the right for a period commencing thirty (30) days prior to and ending immediately prior to the date determined by the Board pursuant hereto for termination of the Option or during the remaining term of the Option, whichever is the lesser, to exercise any unexpired Option or Options without regard to the installment provisions of Paragraph 6(d) of the Plan; provided, that any such right granted shall be granted to all Optionees not receiving an offer to receive substitute options on a consistent basis, and provided further, that any such exercise shall be subject to the consummation of such Reorganization.

Subject to any required action of shareholders, if the Company shall be the surviving entity in any merger or consolidation, each outstanding Option thereafter shall pertain to and apply to the securities to which a holder of shares of Stock equal to the shares subject to the Option would have been entitled by reason of such merger or consolidation.

In the event of a change in the Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares without par value into the same number of shares with a par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

Except as expressly provided in this Section 5(i), the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number or price of shares of Stock subject to any Option shall not be affected by, and no adjustment shall be made by reason of, any dissolution, liquidation, merger, consolidation or sale of assets or capital stock, or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

The Grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make any adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets.

(j)	Rights as a Shareholder: An Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until the effective date of the issuance of the shares following exercise of such Option by Optionee. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 5(i) hereof.

(k)	Modification, Acceleration, Extension, and Renewal of Options: Subject to the terms and conditions and within the limitations of the Plan, the Board may modify an Option, or, once an Option is exercisable, accelerate the rate at which it may be exercised, and may extend or renew outstanding Options granted under the Plan or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution for such Options, provided such action is permissible under Section 422 of the Code and applicable state securities rules. Notwithstanding the provisions of this Section 5(k), however, no modification of an Option shall, without the consent of the Optionee, alter to the Optionee’s detriment or impair any rights or obligations under any Option theretofore granted under the Plan.

(l)	Exercise Before Exercise Date: At the discretion of the Board, the Option may, but need not, include a provision whereby the Optionee may elect to exercise all or any portion of the Option prior to the stated exercise date of the Option or any installment thereof. Any shares so purchased prior to the stated exercise date shall be subject to repurchase by the Company upon termination of Optionee’s employment as contemplated by Section 5(n) hereof prior to the exercise date stated in the Option and such other restrictions and conditions as the Board or Committee may deem advisable.

(m)	Other Provisions: The Option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Options, as the Board or the Committee shall deem advisable. Shares shall not be issued pursuant to the exercise of an Option, if the exercise of such Option or the issuance of shares thereunder would violate, in the opinion of legal counsel for the Company, the provisions of any applicable law or the rules or regulations of any applicable governmental or administrative agency or body, such as the Code, the Securities Act, the Exchange Act, applicable state securities rules, Nevada corporation law, and the rules promulgated under the foregoing or the rules and regulations of any exchange upon which the shares of the Company are listed. Without limiting the generality of the foregoing, the exercise of each Option shall be subject to the condition that if at any time the Company shall determine that (i) the satisfaction of withholding tax or other similar liabilities, or (ii) the listing, registration or qualification of any shares covered by such exercise upon any securities exchange or under any state or federal law, or (iii) the consent or approval of any regulatory body, or (iv) the perfection of any exemption from any such withholding, listing, registration, qualification, consent or approval is necessary or desirable in connection with such exercise or the issuance of shares thereunder, then in any such event, such exercise shall not be effective unless such withholding, listing registration, qualification, consent, approval or exemption shall have been effected, obtained or perfected free of any conditions not acceptable to the Company.

(n)	Repurchase Agreement: The Board may, in its discretion, require as a condition to the Grant of an Option hereunder, that an Optionee execute an agreement with the Company, pursuant to forms which shall be approved by the Board of Directors from time to time (“Repurchase Agreement”), (i) restricting the Optionee’s right to transfer shares purchased under such Option without first offering such shares to the Company or another shareholder of the Company upon the same terms and conditions as provided therein; and (ii) providing that upon termination of Optionee’s employment with the Company, for any reason, the Company (or another shareholder of the Company, as provided in the Repurchase Agreement) shall have the right at its discretion (or the discretion of such other shareholders) to purchase and/or redeem all such shares owned by the Optionee on the date of termination of his or her employment at a price equal to: (A) the fair value of such shares as of such date of termination; or (B) if such repurchase right lapses at 20% of the number of shares per year, the original purchase price of such shares, and upon terms of payment permissible under applicable state securities rules; provided that in the case of Options or Stock Awards granted to officers, directors, consultants or affiliates of the Company, such repurchase provisions may be subject to additional or greater restrictions as determined by the Board or Committee.

6.	Stock Awards and Restricted Stock Purchase Offers.

(a)	Types of Grants.

(i)	Stock Award. All or part of any Stock Award under the Plan may be subject to conditions established by the Board or the Committee, and set forth in the Stock Award Agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of Company performance. Such Awards may be based on Fair Market Value or other specified valuation. All Stock Awards will be made pursuant to the execution of a Stock Award Agreement pursuant to forms which shall be approved by the Board of Directors from time to time.

(ii)	Restricted Stock Purchase Offer. A Grant of a Restricted Stock Purchase Offer under the Plan shall be subject to such (i) vesting contingencies related to the Participant’s continued association with the Company for a specified time and (ii) other specified conditions as the Board or Committee shall determine, in their sole discretion, consistent with the provisions of the Plan. All Restricted Stock Purchase Offers shall be made pursuant to a Restricted Stock Purchase Offer pursuant to forms which shall be approved by the Board of Directors from time to time.

(b)	Conditions and Restrictions. Shares of Stock which Participants may receive as a Stock Award under a Stock Award Agreement or Restricted Stock Purchase Offer under a Restricted Stock Purchase Offer may include such restrictions as the Board or Committee, as applicable, shall determine, including restrictions on transfer, repurchase rights, right of first refusal, and forfeiture provisions. When transfer of Stock is so restricted or subject to forfeiture provisions it is referred to as “Restricted Stock”. Further, with Board or Committee approval, Stock Awards or Restricted Stock Purchase Offers may be deferred, either in the form of installments or a future lump sum distribution. The Board or Committee may permit selected Participants to elect to defer distributions of Stock Awards or Restricted Stock Purchase Offers in accordance with procedures established by the Board or Committee to assure that such deferrals comply with applicable requirements of the Code including, at the choice of Participants, the capability to make further deferrals for distribution after retirement. Any deferred distribution, whether elected by the Participant or specified by the Stock Award Agreement, Restricted Stock Purchase Offers or by the Board or Committee, may require the payment be forfeited. Dividends or dividend equivalent rights may be extended to and made part of any Stock Award or Restricted Stock Purchase Offers denominated in Stock or units of Stock, subject to such terms, conditions and restrictions as the Board or Committee may establish.

(c)	Intentionally left blank.

(d)	Nonassignability.

(i)	Except pursuant to Section 6(e)(iii) and except as set forth in Section 6(d)(ii), no Grant or any other benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it was granted.

(ii)	Where a Participant terminates employment and retains a Grant pursuant to Section 6(e)(ii) in order to assume a position with a governmental, charitable or educational institution, the Board or Committee, in its discretion and to the extent permitted by law, may authorize a third party (including but not limited to the trustee of a “blind” trust), acceptable to the applicable governmental or institutional authorities, the Participant and the Board or Committee, to act on behalf of the Participant with regard to such Awards.

(e)	Termination of Employment. If the employment or service to the Company of a Participant terminates, other than pursuant to any of the following provisions under this Section 6(e), all unexercised, deferred and unpaid Stock Awards or Restricted Stock Purchase Offers shall be cancelled immediately, unless the Stock Award Agreement or Restricted Stock Purchase Offer provides otherwise:

(i)	Retirement Under a Company Retirement Plan. When a Participant’s employment terminates as a result of retirement , the Board or Committee may permit Stock Awards or Restricted Stock Purchase Offers to continue in effect beyond the date of retirement in accordance with the applicable Grant Agreement and the exercisability and vesting of any such Grants may be accelerated.

(ii)	Rights in the Best Interests of the Company. When a Participant resigns from the Company and, in the judgment of the Board or Committee, the acceleration and/or continuation of outstanding Stock Awards or Restricted Stock Purchase Offers would be in the best interests of the Company, the Board or Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Grants issued prior to such termination and (ii) permit the exercise, vesting and payment of such Grants for such period as may be set forth in the applicable Grant Agreement, subject to earlier cancellation pursuant to Section 9 or at such time as the Board or Committee shall deem the continuation of all or any part of the Participant’s Grants are not in the Company’s best interest.

(iii)	Death or Disability of a Participant.

(1)	In the event of a Participant’s death, the Participant’s estate or beneficiaries shall have a period up to the expiration date specified in the Grant Agreement within which to receive or exercise any outstanding Grant held by the Participant under such terms as may be specified in the applicable Grant Agreement. Rights to any such outstanding Grants shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Grants so passing shall be made at such times and in such manner as if the Participant were living.

(2)	In the event a Participant is deemed by the Board or Committee to be unable to perform his or her usual duties by reason of mental disorder or medical condition which does not result from facts which would be grounds for termination for cause, Grants and rights to any such Grants may be paid to or exercised by the Participant, if legally competent, or a committee or other legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

(3)	After the death or disability of a Participant, the Board or Committee may in its sole discretion at any time (1) terminate restrictions in Grant Agreements; (2) accelerate any or all installments and rights; and (3) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant’s estate, beneficiaries or representative; notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Grant might ultimately have become payable to other beneficiaries.

(4)	In the event of uncertainty as to interpretation of or controversies concerning this Section 6, the determinations of the Board or Committee, as applicable, shall be binding and conclusive.

7.	Investment Intent. All Grants under the Plan are intended to be exempt from registration under the Securities Act provided by Rule 701 thereunder. Unless and until the granting of Options or sale and issuance of Stock subject to the Plan are registered under the Securities Act or shall be exempt pursuant to the rules promulgated thereunder, each Grant under the Plan shall provide that the purchases or other acquisitions of Stock thereunder shall be for investment purposes and not with a view to, or for resale in connection with, any distribution thereof. Further, unless the issuance and sale of the Stock have been registered under the Securities Act, each Grant shall provide that no shares shall be purchased upon the exercise of the rights under such Grant unless and until (i) all then applicable requirements of state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel, and (ii) if requested to do so by the Company, the person exercising the rights under the Grant shall (i) give written assurances as to knowledge and experience of such person (or a representative employed by such person) in financial and business matters and the ability of such person (or representative) to evaluate the merits and risks of exercising the Option, and (ii) execute and deliver to the Company a letter of investment intent and/or such other form related to applicable exemptions from registration, all in such form and substance as the Company may require. If shares are issued upon exercise of any rights under a Grant without registration under the Securities Act, subsequent registration of such shares shall relieve the purchaser thereof of any investment restrictions or representations made upon the exercise of such rights.

8.	Amendment, Modification, Suspension or Discontinuance of the Plan. The Board may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to outstanding Grants, suspend or terminate the Plan or revise or amend it in any respect whatsoever, except that without the approval of the shareholders of the Company, no such revision or amendment shall (i) increase the number of shares subject to the Plan, (ii) decrease the price at which Grants may be granted, (iii) materially increase the benefits to Participants, or (iv) change the class of persons eligible to receive Grants under the Plan; provided, however, no such action shall alter or impair the rights and obligations under any Option, or Stock Award, or Restricted Stock Purchase Offer outstanding as of the date thereof without the written consent of the Participant thereunder. No Grant may be issued while the Plan is suspended or after it is terminated, but the rights and obligations under any Grant issued while the Plan is in effect shall not be impaired by suspension or termination of the Plan.

In the event of any change in the outstanding Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Board or the Committee may adjust proportionally (a) the number of shares of Stock (i) reserved under the Plan, (ii) available for Incentive Stock Options and Nonstatutory Options and (iii) covered by outstanding Stock Awards or Restricted Stock Purchase Offers; (b) the Stock prices related to outstanding Grants; and (c) the appropriate Fair Market Value and other price determinations for such Grants. In the event of any other change affecting the Stock or any distribution (other than normal cash dividends) to holders of Stock, such adjustments as may be deemed equitable by the Board or the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board or the Committee shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, and other Grants by means of substitution of new Grant Agreements for previously issued Grants or an assumption of previously issued Grants.

9.	Tax Withholding. The Company shall have the right to deduct applicable taxes from any Grant payment and withhold, at the time of delivery or exercise of Options, Stock Awards or Restricted Stock Purchase Offers or vesting of shares under such Grants, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. If Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

10.	Intentionally Left Blank.

11.	Notice. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the chief financial officer or to the chief executive officer of the Company and shall become effective when it is received by the office of the chief personnel officer or the chief executive officer.

12.	Indemnification of Board. In addition to such other rights or indemnifications as they may have as directors or otherwise, and to the extent allowed by applicable law, the members of the Board and the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken, or failure to act, under or in connection with the Plan or any Grant granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such claim, action, suit or proceeding, except in any case in relation to matters as to which it shall be adjudged in such claim, action, suit or proceeding that such Board or Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or Board proceeding the member involved shall offer the Company, in writing, the opportunity, at its own expense, to handle and defend the same.

13.	Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of Nevada and construed accordingly.

14.	Effective and Termination Dates. The Plan shall become effective on the date it is approved by the holders of a majority of the shares of Stock then outstanding. The Plan shall terminate ten years later, subject to earlier termination by the Board pursuant to Section 8.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ☐ EASYIMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Workhorse Group Inc.	As a shareholder of Workhorse Group Inc., you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on *, 2019.

INTERNET/MOBILE –www.*.comUse the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

PROXY
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1. To approve the Company’s 2019 Incentive Stock Plan and the reservation of 8,000,000 shares of common stock for issuance thereunder.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. To approve the amendment of the Articles of Incorporation to increase the authorized shares of common stock to 250,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature, if held jointly	Date	, 2019.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on *, 2019

The proxy statement and our 2018 Annual Report on Form 10-K to Stockholders are available at http://www.*.com

☐ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ☐

PROXY

Workhorse Group Inc.

PROXY FOR SPECIAL MEETING TO BE HELD ON *, 2019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder hereby appoints Duane Hughes and Paul Gaitan or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with the power to appoint his or her substitute, to represent and to vote all the shares of the common stock of Workhorse Group Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held at 100 Commerce Drive, Loveland, Ohio 45140 on, *, 2019, at 10:00 a.m., Eastern Time, and any adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the Proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(IMPORTANT — This Proxy must be signed and dated on the reverse side.)